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                                                                    Exhibit 99.2
VidaMed Completes $4.4 Million Financing

FREMONT, Calif.--(BW HealthWire)--Oct. 29, 1999--VidaMed, Inc. (NASDAQ NM: VIDA
- news) today announced that existing Company institutional shareholders have purchased 2.2 million shares of VidaMed common stock at $2.0 per share, with net proceeds to the Company of $4.3 million.

"VidaMed has reached a critical mass from a reimbursement and market opportunity standpoint, as demonstrated by our ability to consistently grow the number of new customers and TUNA procedures performed" commented Randy Lindholm, President and Chief Executive Officer. "This financing will enable us to continue the momentum gained during 1999."

VidaMed designs, develops and markets technologically and clinically advanced cost-effective systems for the treatment of urological conditions. The Company's primary product, the VidaMed TUNA System (Transurethral Needle Ablation), offers a minimally invasive treatment of symptoms associated with benign prostatic hyperplasia (BPH), or enlarged prostate. For investor information on VidaMed, please call 888-301-2498 or visit VidaMed's Web site at http://www.vidamed.com.

Certain statements in this news release, including, but not limited to, statements relating to the increasing demand for the TUNA procedure and the expectation of Medicare reimbursement, contain forward-looking information. Actual results may vary significantly from those anticipated in such forward-looking statements due to risks and uncertainties, including the rate of adoption of the TUNA procedure by the medical community, the impact of competitive treatments, products and pricing, the development and effectiveness of the Company's sales organization and marketing efforts, continued listing on NASDAQ national market, and other risks, including those set forth in the Company's amended Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on August 31, 1999 and the Company's amended Registration Statement filed on Form S-3 filed with the Securities and Exchange Commission on September 13, 1999. The Company's actual results may differ significantly from the results anticipated by the forward-looking statements as a result of these or other factors.

Contact:

  VidaMed, Inc., Fremont
  Randy Lindholm, 510/492-4925
  President & CEO
  or John Howe, 510/492-4900
  Chief Financial Officer
  www.vidamed.com
  or
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  Lippert Heilshorn & Associates
  Investor Contact
  Bruce Voss, 310/575-4848
  Bruce@lhai.com
  or Kim Sutton Golodetz, 212/838-3777
  Kim@lhai.com
  or Media Contact
  Elissa Grabowski, 212/838-3777
  Elissa@lhai.com
  www.lhai.com